UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K
___________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) May 29, 2015

Alpine 4 Technologies Ltd.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	000-55205	46-5482689
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

4742 N. 24th Street Suite 300
Phoenix, AZ
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

855-777-0077 ext 801
 (ISSUER TELEPHONE NUMBER)

Alpine 4 Automotive Technologies Ltd.
(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.03                      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Item 5.07                      Submission of Matters to a Vote of Security Holders.

On February 11, 2015, the Board of Directors approved an amendment to the Certificate of Incorporation of Alpine 4 Automotive Technologies Ltd. (the “Company”) to change the name to Alpine 4 Technologies Ltd., and recommended the amendment to the shareholders of the Company.  On May 29, 2015, the shareholders approved the name change and the filing of an Amended and Restated Certificate of Incorporation to change the name and incorporate all amendments to date.

On June 1, 2015, the Company filed a Certificate of Amendment (the “Amendment”) to the Certificate of Incorporation with the Secretary of State of Delaware to change the name of the Company to Alpine 4 Technologies Ltd. and to file the Amended and Restated Certificate.  The name change and the Amended and Restated Certificate became effective on the date of filing. The foregoing description of the Amended and Restated Certificate of Incorporation is qualified in its entirety by reference to the text of the Amendment attached as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01                      Financial Statement and Exhibits.

(d)           Exhibits.

Exhibit Number                                Description
3.1                               Amended and Restated Certificate of Incorporation dated May 29, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Alpine 4 Technologies Ltd.

By: /s/ Kent B. Wilson
Kent B. Wilson
Chief Executive Officer, Chief Financial Officer, President
(Principal Executive Officer, Principal Financial Officer)

Date: June 1, 2015